Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
CELANESE CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 3, 2007, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares but:

•	your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the expiration of the tender offer;

•	you cannot comply with the procedure for book-entry transfer by the expiration of the tender offer; or

•	your other required documents cannot be delivered to the Depositary by the expiration of the tender offer,

you can still tender your shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission prior to the expiration date.

Deliver to:
Computershare Trust Company, N.A.
the Depositary for the Tender Offer

By Mail:	By Overnight Courier:	By Facsimile Transmission:
(For Eligible Institutions Only)
Computershare	Computershare	Computershare
Attn: Celanese Dutch Auction	Attn: Celanese Dutch Auction	Attn: Celanese Dutch Auction
P.O. Box 859208	161 Bay State Drive	(781) 380-3388
Braintree, MA 02185	Braintree, MA 02184	Confirm Receipt by Calling: (781) 930-4900

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the expiration of the tender offer. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Celanese Corporation, CIH, the Dealer Managers or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Celanese Corporation, through its wholly owned subsidiary, Celanese International Holdings Luxembourg S.à r.l., upon the terms and subject to the conditions set forth in its Offer to Purchase dated March 6, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Series A Common Stock of Celanese Corporation, par value $0.0001 per share (the “Common Stock”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered:              shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE
BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by Celanese Corporation in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Celanese Corporation will accept for payment all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Celanese Corporation in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $28.00 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $28.00.

OR

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares of Common Stock at the price checked. The undersigned understands that this action could result in Celanese Corporation purchasing none of the shares tendered hereby if the purchase price determined by Celanese Corporation for the shares is less than the price checked below.

☐ $28.00	☐ $29.00	☐ $30.00
☐ $28.25	☐ $29.25	☐ $30.25
☐ $28.50	☐ $29.50	☐ $30.50
☐ $28.75	☐ $29.75

CONDITIONAL TENDER
(See Instruction 14 of the Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares indicated below is purchased by Purchaser pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and Purchaser urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐  The minimum number of shares that must be purchased, if any are purchased, is:            shares.

If, because of proration, the minimum number of shares designated will not be purchased, Celanese Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐  The tendered shares represent all shares held by the undersigned.

ODD LOTS
(See Instruction 15 of the Letter of Transmittal)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares beneficially owned by each such person.

In addition, the undersigned is tendering shares either (check one box):

☐	at the purchase price, as the same shall be determined by Celanese Corporation in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share); or

☐	at the price per share indicated under the caption “Shares Tendered at Price Determined by Stockholder” in the box entitled “Price (In Dollars) Per Share At Which Shares Are Being Tendered” on this Notice of Guaranteed Delivery.

CERTIFICATION BY NON-UNITED STATES HOLDERS
TENDERING ALL SHARES ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-United States Holders who are tendering all of their shares.
See Instruction 11 of the Letter of Transmittal)

The undersigned represents that either (check one box):

☐	the undersigned is the beneficial or record owner of shares and is tendering all of the undersigned’s shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase); or

☐	the undersigned is a broker, dealer, commercial bank, trust company or other nominee which: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase).

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

X

X

Address(es):

Zip code(s):

(Area code) and telephone number:

If delivery will be by book-entry transfer, check this box  ☐

Name of Tendering Institution:

Account Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution
Guaranteeing Delivery

X
Authorized Signature

Address

Name (Print Name)

Zip Code

Title

(Area Code) Telephone No.

Dated: _ _ , 2007

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.